Exhibit 99.1

Polypore International, Inc. The Gibson Building 11430 N. Community House Rd, Suite 350 Charlotte, NC 28277 www.polypore.net

Polypore Announces Long-Term Lithium Separator Supply Agreement with Samsung SDI Co., Ltd.

CHARLOTTE, N.C., January 30, 2014 — Polypore International, Inc. (NYSE:  PPO) today announced that its Celgard subsidiary and Samsung SDI Co., Ltd. (“Samsung”) have entered into a long-term supply agreement under which Samsung will purchase Celgard® brand separator to be used in its electric drive vehicle and energy storage system lithium-ion batteries. This long-term agreement includes guaranteed purchase and supply volume requirements and an initial four-year term with a two-year extension provision.

“We are pleased to partner with an industry leader like Samsung, and we believe this agreement underscores the value of our capacity investments and our proven industry-leading products and technology, while providing certainty of supply to meet our customers’ needs in this growing application space,” said Robert B. Toth, President and Chief Executive Officer of Polypore. “We are impressed with Samsung’s market position and the opportunities they have on both current and future vehicle models, as well as their demonstrated commitment to supplying global customer growth.”

Polypore expects to announce its fourth quarter and full year 2013 financial results on February 24, 2014 after market close and will take questions regarding current business matters at that time.

About Polypore International, Inc.

Polypore International, Inc. is a global high technology filtration company specializing in microporous membranes. Polypore’s flat sheet and hollow fiber membranes are used in specialized applications that require the removal or separation of various materials from liquids, primarily in the ultrafiltration and microfiltration markets. Based in Charlotte, NC, Polypore International, Inc. is a market leader with manufacturing facilities or sales offices in nine countries serving six continents. See www.polypore.net.

Forward-Looking Statements

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit agreement; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States, including compliance with applicable anti-corruption laws; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the failure to effectively integrate newly acquired operations; lithium market demand not materializing as anticipated; the absence of expected returns from the intangible assets we have recorded; and natural disasters, epidemics, terrorist acts and other events beyond our control. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACTS:
Polypore International, Inc.

Investor Relations

Paul Clegg
(704) 587-8886
investorrelations@polypore.net

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